Exhibit No 16.3

September 22, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: SHEARSON FINANCIAL NETWORK, INC. (FORMERLY CONSUMER DIRECT OF AMERICA)

Ladies and Gentlemen:

We have read the statements made by SHEARSON FINANCIAL NETWORK, INC in Item 4.01(a) of the accompanying Form 8-K/A, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya & Company
De Joya & Company